UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: April 9, 2013

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court

Lake Forest, Illinois 60045

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a) – (b) The Company held its Annual Shareholders’ Meeting on Tuesday, April 9, 2013 and voted on the following matters.

1.	The election of three directors to serve a three-year term. The following persons received a plurality of votes cast for Class I directors.

Director	For	Withheld	Broker Non-Votes
Ernest J. Mrozek	74,931,405	2,306,086	1,199,197
David C. Parry	76,383,663	853,828	1,199,197
Livingston L. Satterthwaite	76,084,531	1,152,960	1,199,197

2.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative votes	73,312,518
Negative votes	1,275,294
Abstentions	2,649,679
Broker non-votes	1,199,197

3.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013. The proposal received the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter as follows:

Affirmative votes	77,569,892
Negative votes	692,401
Abstentions	174,395

Item 7.01 – Regulation FD Disclosure.

On April 9, 2013, IDEX Corporation issued a press release announcing that its Board of Directors has approved a 15 percent increase in the Company’s regular quarterly cash dividend.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

By:	/s/ Heath A. Mitts
Heath A. Mitts
Vice President and Chief Financial Officer

April 11, 2013

Exhibit Index

Exhibit Number	Description

99.1	Press release dated April 9, 2013